EXHIBIT 99.1

Paragon Offshore plc 3151 Briarpark Drive Suite 700 Houston, Texas 77042

PRESS RELEASE

PARAGON OFFSHORE REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS
AND PROVIDES FLEET STATUS REPORT

•	Fourth quarter 2016 revenues of $61 million; net loss of $244 million or $2.78 per share

•	Full year 2016 revenues of $636 million; net loss of $338 million or $3.87 per share

•	Fourth quarter 2016 adjusted EBITDA of negative $21 million net of reorganization items

•	Full year 2016 adjusted EBITDA of $181 million net of reorganization items

•	Contract drilling services costs 16% lower compared to previous quarter

•	Cash balance at December 31, 2016 of $884 million excluding restricted cash

•	Contract backlog at December 31, 2016 of $242 million

HOUSTON, March 10, 2017 - Paragon Offshore plc (“Paragon”) (OTC: PGNPQ) today reported a fourth quarter 2016 net loss of $244.4 million, or a loss of $2.78 per diluted share, as compared to fourth quarter 2015 net loss of $23.3 million, or $0.27 per diluted share. Results for the fourth quarter of 2016 included a $129.9 million, or $1.48 per share, non-cash asset impairment charge primarily related to six jackups and other capital spares. Excluding this charge, Paragon’s adjusted net loss for the fourth quarter of 2016 was $114.5 million, or a loss of $1.30 per diluted share (for a reconciliation to net income for all “adjusted” metrics, see the Reconciliation of GAAP to Non-GAAP Financial Measures Table).

Results for the fourth quarter of 2015 included a $28.8 million, or $0.33 per share, non-cash asset impairment charge related to fixed assets under construction and capital spare parts, a net gain on sale of assets of $0.5 million, or $0.01 per share, and a $2.1 million, or $0.02 per share, tax benefit as a result of the impairment. Excluding these charges and tax benefit of loss on impairment, Paragon’s adjusted net income for the fourth quarter of 2015 was $3.0 million, or $0.03 per diluted share (for a reconciliation to net income for all “adjusted” metrics, see the Reconciliation of GAAP to Non-GAAP Financial Measures Table).

For the twelve month period ending December 31, 2016, Paragon reported a loss of $338.4 million, or a loss of $3.87 per diluted share, on revenues of $636.2 million compared to a net loss of $999.6 million, or a loss of $11.65 per diluted share, on revenues of $1.5 billion for the twelve month period ending December 31, 2015. Results for the full year 2016 included a non-cash impairment charge of $129.9 million. Excluding this charge, Paragon's adjusted net loss for full year 2016 was $208.4 million, or a loss of $2.38 per diluted share. This compares to net loss for full year 2015 of $95.7 million, or $1.04 per diluted share, after adjusting 2015 results for non-cash impairment charges of $1.2 billion as well as gains totaling $17.6 million related to the sale of assets and the repurchase of the company's senior unsecured notes.

Adjusted EBITDA is defined as net income (loss) before taxes, plus interest expense, depreciation, losses on impairments, foreign currency losses, and reorganization items, less gains on the sale of assets, interest income, and foreign currency gains. For the fourth quarter of 2016, adjusted EBITDA was negative $21.4 million, compared to $20.8 million in the third quarter of 2016. For the full year 2016, adjusted EBITDA was $180.8 million, compared to $561.7 million for the full year 2015.

Total revenues for the fourth quarter of 2016 were $61.0 million compared to $125.1 million in the third quarter of 2016. Paragon reported that utilization for its marketed rig fleet, which excludes available days related to rigs that were stacked and not marketed during the quarter, declined to 22 percent for the fourth quarter of 2016 compared to 34 percent for the third quarter of 2016. Average daily revenues declined 21 percent in the fourth quarter of 2016 to $86,000 per day compared to the previous quarter average of $109,000 per day. Contract drilling services costs declined 16 percent in the fourth quarter of 2016 to $71.3 million compared to $85.1 million in the third quarter of 2016.

General and administrative (“G&A”) costs for the fourth quarter of 2016 totaled $10.1 million compared to $11.5 million for the third quarter of 2016. Reorganization costs totaled $14.1 million in the fourth quarter of 2016 compared to $17.2 million in the third quarter of 2016. For the full year 2016, G&A costs totaled $43.6 million compared to a total of $50.1 million for full year 2015 excluding reorganization costs. Reorganization costs totaled $70.7 million for the full year of 2016 compared to $9.4 million for full year 2015; these costs were included in G&A in 2015.

Net cash from operating activities was $8.7 million in the fourth quarter of 2016 as compared to $36.6 million for the third quarter of 2016. Net cash from operating activities totaled $253.4 million for the full year 2016 compared to $483.7 million for the full year 2015. Cash used for capital expenditures in the fourth quarter of 2016 totaled $7.0 million including changes in accrued capital expenditures and $51.8 million for the full year 2016 including changes in accrued capital expenditures. At December 31, 2016, liquidity, defined as cash and cash equivalents, excluding restricted cash, totaled $883.8 million.
Operating Highlights
Paragon’s total contract backlog at December 31, 2016 was approximately $242 million compared to $365 million at September 30, 2016. Although Paragon continues to contest the approximately $143 million of backlog associated with what we believe to be an early release of the Paragon DPDS3 by Paragon’s customer Petrobras in August 2016, we do not include that amount in our backlog total.
Utilization of Paragon’s marketed floating rig fleet decreased to 10 percent in the fourth quarter of 2016 when compared to the 40 percent utilization achieved in the third quarter of 2016. The decrease in marketed utilization in the fourth quarter of 2016 reflects fewer operating days on the Paragon MSS1 and Paragon DPDS3 which was released by Petrobras in August 2016. Average daily revenues for Paragon’s floating rig fleet decreased by 59 percent to $100,000 per day in the fourth quarter of 2016 from $241,000 per day in the third quarter of 2016.
Utilization of Paragon’s marketed jackup rig fleet decreased to 23 percent in the fourth quarter compared to the 34 percent utilization in the third quarter of 2016 as a number of rigs completed contracts during the fourth quarter. Average daily revenues for Paragon’s jackup fleet during the fourth quarter decreased by 13 percent to $86,000 per day from $99,000 per day during the third quarter of 2016.
At the end of the fourth quarter of 2016, an estimated 25 percent of the company’s marketed rig operating days were committed for 2017. The calculations for committed operating days exclude available days related to rigs that were stacked and not marketed during the quarter.
Paragon Provides Fleet Status Report and Information on Going Concern Risk
Paragon also announced today that it issued a report on drilling rig status and contract information as of March 10, 2017.  The report, titled “Fleet Status Report,” can be accessed on the company's website at www.paragonoffshore.com under the “Our Fleet” or “Investor Relations-Fleet Status Reports” sections of the website. Paragon will issue a fleet status report once per quarter coincident with its earnings reports.

The accompanying consolidated financial statements have been prepared assuming that Paragon will continue as a going concern and contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. Paragon’s ability to continue as a going concern is contingent upon obtaining the requisite vote of creditors and the Bankruptcy Court’s approval of Paragon’s plan of reorganization filed on February 7, 2017. This represents a material uncertainty related to events and conditions that raises substantial doubt on Paragon’s ability to continue as a going concern and, therefore, Paragon may be unable to utilize the company’s assets and discharge the company’s liabilities in the normal course of business.
During the period that Paragon is operating as debtors-in-possession under chapter 11 of the Bankruptcy Code, we may sell or otherwise dispose of or liquidate assets or settle liabilities, subject to the approval of the Bankruptcy Court or as otherwise permitted in the ordinary course of business (and subject to restrictions in our debt agreements), for amounts other than those reflected in the accompanying condensed consolidated financial statements. Further, any reorganization plan could materially change the amounts and classifications of assets and liabilities reported in the condensed consolidated financial statements. The accompanying condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities or any other adjustments that might be necessary should the company be unable to continue as a going concern.

About Paragon Offshore
Paragon is a global provider of offshore drilling rigs. Paragon’s operated fleet includes 34 jackups, including two high specification heavy duty/harsh environment jackups, four drillships, and one semisubmersible. Paragon’s primary business is contracting its rigs, related equipment and work crews to conduct oil and gas drilling and workover operations for its exploration and production customers on a dayrate basis around the world. Paragon’s principal executive offices are located in Houston, Texas. Paragon is a public limited company registered in England and Wales with company number 08814042 and registered office at 20-22 Bedford Row, London, WC1R 4JS, England. Additional information is available at www.paragonoffshore.com.
Forward-Looking Disclosure Statement
This release contains forward-looking statements. Statements regarding contract backlog, earnings, costs, revenue, contract commitments, dayrates, and contract disputes, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the general nature of the oil and gas industry, risks associated with the company’s restructuring, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of Paragon’s most recently filed annual report on Form 10-K, and in Paragon’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

For additional information, contact:

For Investors	Lee M. Ahlstrom
& Media:	Senior Vice President and Interim Chief Financial Officer
+1.832.783.4040

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Operating revenues
Contract drilling services	$58,794	$267,113	$574,976	$1,368,731
Labor contract drilling services	126	7,884	16,876	29,108
Reimbursables and other	2,123	24,566	44,324	94,589
	61,043	299,563	636,176	1,492,428
Operating costs and expenses
Contract drilling services	71,337	156,763	360,783	769,373
Labor contract drilling services	(527)	4,513	13,691	20,599
Reimbursables	1,496	23,118	37,366	81,291
Depreciation and amortization	38,505	58,694	220,237	339,268
General and administrative	10,101	17,574	43,560	59,475
Loss on impairments	129,915	28,811	129,915	1,181,358
Gain on sale of assets, net	—	(500)	—	(13,217)
Gain on repurchase of long-term debt	—	—	—	(4,345)
	250,827	288,973	805,552	2,433,802
Operating income (loss) before interest, reorganization items and income taxes	(189,784)	10,590	(169,376)	(941,374)
Interest expense, net	(18,972)	(36,929)	(77,271)	(130,036)
Other, net	(2,065)	(1,731)	(553)	(310)
Reorganization items, net	(14,068)	—	(70,670)	—
Loss before income taxes	(224,889)	(28,070)	(317,870)	(1,071,720)
Income tax benefit (provision)	(19,530)	4,807	(20,486)	72,108
Net loss	$(244,419)	$(23,263)	$(338,356)	$(999,612)
Net income attributable to non-controlling interest	—	—	—	(31)
Net loss attributable to Paragon	$(244,419)	$(23,263)	$(338,356)	$(999,643)

Loss per share
Basic and diluted	$(2.78)	$(0.27)	$(3.87)	$(11.65)

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$883,794	$773,571
Restricted cash	8,707	3,000
Accounts receivable, net of allowance for doubtful accounts	65,644	266,325
Prepaid and other current assets	69,380	110,027
Total current assets	1,027,525	1,152,923

Property and equipment, net	812,772	1,111,098
Restricted cash	37,880	25,030
Other long-term assets	25,554	73,796
Total assets	$1,903,731	$2,362,847

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$29,737	$40,629
Accounts payable and accrued expenses	61,853	85,374
Accrued payroll and related costs	43,683	48,246
Other current liabilities	55,293	109,640
Total current liabilities	190,566	283,889

Long-term debt	165,963	2,538,444
Deferred income taxes	6,282	9,373
Other liabilities	29,114	37,731
Liabilities subject to compromise	2,344,563	—
Total liabilities	2,736,488	2,869,437

Total shareholders’ deficit	(832,757)	(506,590)
Total liabilities and equity	$1,903,731	$2,362,847

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2016	2015
Cash flows from operating activities
Net loss	$(338,356)	$(999,612)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	220,237	339,268
Loss on impairments	129,915	1,181,358
Gain on sale of assets, net	—	(13,217)
Gain on repurchase of long-term debt	—	(4,345)
Other changes in operating activities	241,576	(19,719)
Net cash provided by operating activities	253,372	483,733

Cash flows from investing activities
Capital expenditures	(43,405)	(202,909)
Change in accrued capital expenditures	(8,377)	(14,638)
Proceeds from sale of assets	—	30,816
Acquisition of Prospector Offshore Drilling S.A. non-controlling interest	—	(2,185)
Change in restricted cash	(18,557)	(15,528)
Net cash used in investing activities	(70,339)	(204,444)

Cash flows from financing activities
Net Activity – Revolving Credit Facility	—	11,000
Additional Borrowings – Revolving Credit Facility	—	543,500
Proceeds from Sale-Leaseback Financing	—	291,576
Repayments on Sale-Leaseback Financing	(72,810)	(28,854)
Repayment of Term Loan Facility	—	(6,500)
Repayment of Prospector Senior Credit Facility	—	(265,666)
Repayment of Prospector Bonds	—	(101,000)
Purchase of Senior Notes	—	(6,546)
Net cash provided by (used in) financing activities	(72,810)	437,510
Net change in cash and cash equivalents	110,223	716,799
Cash and cash equivalents, beginning of period	773,571	56,772
Cash and cash equivalents, end of period	$883,794	$773,571

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
OPERATIONAL INFORMATION
(Unaudited)

	Three Months Ended
	December 31,		September 30,
	2016	2015	2016
Rig fleet operating statistics (1)
Jackups:
Average Rig Utilization	21%	52%	32%
Marketed Utilization (2)	23%	55%	34%
Operating Days	664	1,625	1,001
Average Dayrate	$85,872	$120,687	$98,824
Floaters:
Average Rig Utilization	3%	51%	13%
Marketed Utilization (2)	10%	61%	40%
Operating Days	18	282	74
Average Dayrate	$100,101	$252,130	$241,379
Total:
Average Rig Utilization	19%	52%	29%
Marketed Utilization (2)	22%	56%	34%
Operating Days	682	1,907	1,075
Average Dayrate	$86,240	$140,086	$108,574

(1)
We define average rig utilization for a specific period as the total number of days our rigs are operating under contract, divided by the product of the total number of our rigs, including cold-stacked rigs, and the number of calendar days in such period. Information reflects our policy of reporting on the basis of the number of available rigs in our fleet.

(2)	Marketed utilization excludes the impact of Paragon cold-stacked rigs for each comparable quarter, respectively.

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CALCULATION OF BASIC AND DILUTED LOSS PER SHARE
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the computation of basic and diluted loss per share:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Allocation of loss:
Basic and diluted
Net loss attributable to Paragon	$(244,419)	$(23,263)	$(338,356)	$(999,643)
Earnings allocated to unvested share-based payment awards (1)	—	—	—	—
Net loss attributable to ordinary shareholders - basic and diluted	$(244,419)	$(23,263)	$(338,356)	$(999,643)

Weighted average shares outstanding - basic and diluted	88,055	86,026	87,534	85,785

Weighted average unvested share-based payment awards	3,485	6,714	4,418	6,197

Loss per share
Basic and diluted	$(2.78)	$(0.27)	$(3.87)	$(11.65)

(1)
No earnings were allocated to unvested share-based payment awards in our earnings per share calculation for the three and twelve months ended December 31, 2016 and 2015 due to a net loss in each respective period.

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the reconciliation of net loss to adjusted net income (non-GAAP):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net loss	$(244,419)	$(23,263)	$(338,356)	$(999,643)
Adjustments:
Gain on repurchase of long-term debt	—	—	—	(4,345)
Gain on sale of assets	—	(500)	—	(13,217)
Loss on impairments	129,915	28,811	129,915	1,181,358
Tax impact of loss on impairments	—	(2,081)	—	(68,422)
Adjusted net income (loss)	$(114,504)	$2,967	$(208,441)	$95,731

Allocation of adjusted net income (loss):
Basic and diluted
Adjusted net income (loss)	$(114,504)	$2,967	$(208,441)	$95,731
Earnings allocated to unvested share-based payment awards (1)	—	(199)	—	(6,450)
Adjusted net income (loss) to ordinary shareholders - basic and diluted	$(114,504)	$2,768	$(208,441)	$89,281

Weighted average number of shares outstanding - basic and diluted	88,055	86,026	87,534	85,785

Weighted average unvested share-based payment awards	3,485	6,714	4,418	6,197

Adjusted earnings (loss) per share
Basic and diluted	$(1.30)	$0.03	$(2.38)	$1.04

(1)
No earnings were allocated to unvested share-based payment awards in our earnings per share calculation for the three and twelve months ended December 31, 2016 due to a net loss in each respective period.

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Cont’d)
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2016	2015	2016	2016	2015

Operating revenues
Contract drilling services	$58,794	$267,113	$116,674	$574,976	$1,368,731
Labor contract drilling services	126	7,884	4,517	16,876	29,108
Reimbursables and other	2,123	24,566	3,887	44,324	94,589
	61,043	299,563	125,078	636,176	1,492,428
Operating costs and expenses
Contract drilling services	71,337	156,763	85,109	360,783	769,373
Labor contract drilling services	(527)	4,513	4,966	13,691	20,599
Reimbursables	1,496	23,118	2,778	37,366	81,291
Depreciation and amortization	38,505	58,694	50,270	220,237	339,268
General and administrative	10,101	17,574	11,464	43,560	59,475
Loss on impairments	129,915	28,811	—	129,915	1,181,358
Gain on sale of assets	—	(500)	—	—	(13,217)
Gain on repurchase of long-term debt	—	—	—	—	(4,345)
	250,827	288,973	154,587	805,552	2,433,802
Operating income (loss) before interest, reorganization items and income taxes	(189,784)	10,590	(29,509)	(169,376)	(941,374)
Interest expense, net	(18,972)	(36,929)	(18,446)	(77,271)	(130,036)
Other, net	(2,065)	(1,731)	2,804	(553)	(310)
Reorganization items, net	(14,068)	—	(17,211)	(70,670)	—
Loss before income taxes	(224,889)	(28,070)	(62,362)	(317,870)	(1,071,720)
Income tax benefit (provision)	(19,530)	4,807	(1,256)	(20,486)	72,108
Net loss	$(244,419)	$(23,263)	$(63,618)	$(338,356)	$(999,612)
Net income attributable to non-controlling interests	—	—	—	—	(31)
Net loss attributable to Paragon	$(244,419)	$(23,263)	$(63,618)	$(338,356)	$(999,643)

Adjustments:
Depreciation and amortization	38,505	58,694	50,270	220,237	339,268
Loss on impairments	129,915	28,811	—	129,915	1,181,358
Gain on sale of assets	—	(500)	—	—	(13,217)
Gain on repurchase of long-term debt	—	—	—	—	(4,345)
Interest expense, net	18,972	36,929	18,446	77,271	130,036
Other, net	2,065	1,731	(2,804)	553	310
Reorganization items, net	14,068	—	17,211	70,670	—
Income tax provision (benefit)	19,530	(4,807)	1,256	20,486	(72,108)
Adjusted EBITDA	$(21,364)	$97,595	$20,761	$180,776	$561,659